EVERY CONTRACT OWNER’S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct. com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-866-298-8476
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this
Voting Instruction Card and
return in the postage-paid envelope

VOTE IN PERSON
Attend Shareholder Meeting
4550 Montgomery Avenue,
Suite 1000N
Bethesda, MD 20814
on September 9, 2016

Please detach at perforation before mailing.

VOTING INSTRUCTION CARD VOTING INSTRUCTION CARD
CALVERT VARIABLE PRODUCTS, INC.
JOINT SPECIAL MEETING OF SHAREHOLDERS to be held September 9, 2016

INSURANCE COMPANY DROP-IN

The above-referenced insurance company (the “Company”) is using this Voting Instruction Card to solicit voting instructions from its contract owners who hold unit values in a separate account of the Company that invests in Calvert VP SRI Large Cap Core Portfolio or the Calvert VP Natural Resources Portfolio, each a separate series of Calvert Variable Products, Inc.

The undersigned contract owner instructs the Company to vote, at the Joint Special Meeting of Shareholders and at any adjournment thereof (the “Meeting”), all shares of the Fund(s) attributable to his or her contract or interest in the relevant separate account as directed below.

The undersigned acknowledges receipt of the Fund’s Notice of Joint Special Meeting of Shareholders and the accompanying Prospectus/Proxy Statement.

If you sign below but do not mark instructions, the Company will vote all shares of the Fund(s) attributable to your account value FOR the proposals. If you fail to return this Voting Instruction Card, the Company will vote all shares attributable to your account value in proportion to the timely voting instructions actually received from contract owners in the separate account.
VOTE VIA THE INTERNET: www.proxy-direct. com
VOTE VIA THE TELEPHONE: 1-866-298-8476

Note: Please date and sign exactly as the name appears on this Proxy. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Corporate and partnership proxies should be signed by an authorized person. If shares are held jointly, each shareholder must sign.

Signature(s) (Title(s), if applicable)

Date CAL_27975_070516-VI

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY CONTRACT OWNER’S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the
Joint Special Meeting of Shareholders to Be Held on September 9, 2016.
The Prospectus/Proxy Statement for this meeting is available at: https://www.proxy-direct. com/cal-27975

FUNDS    FUNDS
Calvert VP SRI Large Cap Core Portfolio    Calvert VP Natural Resources Portfolio

Please detach at perforation before mailing.

THIS VOTING INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal(s):

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

1.
FOR BENEFICIAL OWNERS OF CALVERT VP SRI LARGE CAP CORE PORTFOLIO ONLY: To approve a proposed Agreement and Plan of Reorganization (the “Reorganization Plan”), providing for the transfer of all of the assets of the Calvert VP SRI Large Cap Core Portfolio to the Calvert VP S&P 500 Index Portfolio, each a series of Calvert Variable Products, Inc., in exchange for shares of the Calvert VP S&P 500 Index Portfolio and the assumption by Calvert VP S&P 500 Index Portfolio of the liabilities of Calvert VP SRI Large Cap Core Portfolio. The Reorganization Plan also provides for the distribution of these Calvert VP S&P 500 Index Portfolio shares to the holders of Calvert VP SRI Large Cap Core Portfolio shares in liquidation and subsequent termination of the Calvert VP SRI Large Cap Core Portfolio.

FOR AGAINST ABSTAIN
Calvert VP SRI Large Cap Core Portfolio    ☐    ☐    ☐

2.
FOR BENEFICIAL OWNERS OF CALVERT VP NATURAL RESOURCES ONLY: To approve a proposed Agreement and Plan of Reorganization (the “Reorganization Plan”), providing for the transfer of all of the assets of the Calvert VP Natural Resources Portfolio to the Calvert VP Russell 2000 Small Cap Index Portfolio, each a series of Calvert Variable Products, Inc., in exchange for Class I shares of the Calvert VP Russell 2000 Small Cap Index Portfolio and the assumption by Calvert VP Russell 2000 Small Cap Index Portfolio of the liabilities of Calvert VP Natural Resources Portfolio. The Reorganization Plan also provides for the distribution of these Calvert VP Russell 2000 Small Cap Index Portfolio shares to the holders of Calvert VP Natural Resources Portfolio shares in liquidation and subsequent termination of the Calvert VP Natural Resources Portfolio.

FOR AGAINST ABSTAIN
Calvert VP Natural Resources Portfolio    ☐    ☐    ☐

3.    To consider and act upon any other business that may properly come before the Meeting.

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.